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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 16, 2005



                        ENVIRO VORAXIAL TECHNOLOGY, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)



              Idaho                      000-27445             82-0266517
              -----                      ---------             ----------
  (State or Other Jurisdiction          (Commission         (I.R.S. Employer
        of Incorporation)              File Number)        Identification No.)



                821 NW 57th Place, Fort Lauderdale, Florida 33309
                -------------------------------------------------
               (Address of Principal Executive Office) (Zip Code)


                                 (954) 958-9968
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
                                       ---
         (Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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SECTION 3. SECURITIES AND TRADING MARKETS

Item 3.03  Material Modification to Rights of Security Holders

         From February 2000 through August 2004 Enviro Voraxial Technology, Inc. (the "Company") sold an aggregate of 4,514,997 warrants to accredited investors in private placement transactions exempt from registration under such Section 4(2) of the Securities Act of 1933 and Regulation D of Rule 506. Each warrant is exercisable to purchase one share of the Company's restricted common stock at exercise prices ranging from $1.00 to $4.00 per share. On February 16, 2005 the Company reduced the exercise price of the warrants to $0.40 per share for a period of 60-days. Subsequent to the 60-day period, the exercise price of the warrants will revert to the original exercise price per share until the expiration date of the warrants. No other terms of the warrants were modified or changed as a result of the reduction in the exercise price. Proceeds from the exercised warrants, if any, will be used for working capital purposes.


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            ENVIRO VORAXIAL TECHNOLOGY, INC.


         Date:  February 23, 2005           /s/ Alberto DiBella
                                            ---------------------------
                                            Alberto DiBella
                                            Chief Executive Officer